Exhibit 1.1

$135,000,000

8¾% Senior Subordinated Notes Due 2013

PINNACLE ENTERTAINMENT, INC.

UNDERWRITING AGREEMENT

September 19, 2003

BEAR, STEARNS & CO. INC.

As Representative of the several

Underwriters named in Schedule I

attached hereto (the “Representative”)

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

Pinnacle Entertainment, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $135,000,000 principal amount of the Company’s 8¾% Senior Subordinated Notes due 2013 (the “Notes”). The Notes will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the subsidiaries of the Company listed in Schedule II hereto that have signed this Agreement (each, a Guarantor and, collectively, the “Guarantors”). The Notes will be issued pursuant to an Indenture to be dated as of or prior to the Closing Date (as defined below) (the “Base Indenture”), as supplemented by a First Supplemental Indenture (the “First Supplemental Indenture”), to be dated as of the Closing Date (as hereinafter defined) among the Company, the Guarantors and The Bank of New York, as trustee. The Base Indenture, as supplemented by the First Supplemental Indenture, is hereafter called the “Indenture.” The Notes are more fully described in the Registration Statement and Prospectus referred to below. Bear, Stearns & Co. Inc. (“Bear Stearns”) is acting as lead manager in connection with the offering and sale of the Notes and the Guarantees (the “Offering”).

1. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-90426), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s debt and other securities, as described therein, including the Notes and the Guarantees, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act increasing the size of the Offering by registering additional debt securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, and the Preliminary Prospectus (as defined below), no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Notes have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission or by the Securities Act, proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The base prospectus contained in the Registration Statement, at the time such registration statement was declared effective, as supplemented by the final prospectus supplement relating to the Offering in the form in which it is to be filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement (and the related base prospectus) filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing, on or prior to the Closing Date, of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary

Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (the “EDGAR System”).

(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act (and incorporated by reference) was or is filed and at the Closing Date, the Registration Statement and the Prospectus and any such amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, as applicable, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus, in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Notes or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any such amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, as applicable, and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. No representation and warranty is made in this subsection (b), however, with respect to (i) the Form T-1 included or filed in connection with the Registration Statement or (ii) any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in paragraphs 5, 7, 9 and 10 under the caption “Underwriting” in the prospectus supplement portion of the Prospectus.

(c) Deloitte & Touche LLP, who have audited the financial statements and supporting schedules and information of the Company and its Subsidiaries that are included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act, Exchange Act and the Rules and Regulations.

(d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the “Subsidiaries”), taken as a whole; (ii) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole; (iii) the Offering or (iv) any other transaction contemplated by this Agreement or any other material transaction contemplated by the Registration Statement or the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any material liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(e) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column headed “Actual” under the caption “Capitalization” and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization”.

(f) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, the Company holds no material ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned (except for Casino Parking, Inc.) directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims created or arising in connection with the Company’s bank credit facility described in the Prospectus under “Certain Indebtedness” (the “Bank Credit Facility”).

(g) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole; (iii) the Offering or (iv) any other transaction contemplated by this Agreement or any other material transaction contemplated by the Registration Statement or the Prospectus (a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses

(including, but not limited to, gaming licenses, certificates and orders), filings and permits (collectively, the “Consents”) of, with and from all judicial, regulatory, self-regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic, to own, lease and operate its properties and conduct its business as it is now being conducted or proposed to be conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in the revocation of any such Consent, except where the failure to have such Consents could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with all applicable laws, securities laws (including the Sarbanes-Oxley Act), rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(h) The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company and the Guarantors. This Agreement has been duly and validly executed and delivered by the Company and the Guarantors and constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(i) The Notes and the Guarantees have been duly and validly authorized by the Company and each of the respective Guarantors for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Prospectus contains a summary of the terms of the Notes and the Guarantees, which summary is accurate in all material respects.

(j) The Company and each of the Guarantors have full right, power and authority to execute and deliver the Indenture and to perform their respective obligations thereunder. The Base Indenture (i) has been duly and validly authorized, (ii) has been duly and validly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture

Act”) and, on or prior to the Closing Date, (iii) will be executed and delivered by the Company and each of the Guarantors; and the First Supplemental Indenture, on or prior to the Closing Date, will be (i) duly and validly authorized by the Company and each of the Guarantors and (ii) duly qualified under the Trust Indenture Act; and, when the Base Indenture and the First Supplemental Indenture are executed and delivered by the Company and each of the Guarantors, assuming the due authorization, execution and delivery of the Base Indenture and the First Supplemental Indenture by the Trustee, the Indenture will be a legal, valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms except as (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform and any amendment or supplement thereto will conform in all material respects to the requirements of the Trust Indenture Act of 1939, and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Prospectus contains a summary of the terms of the Indenture, which summary is accurate in all material respects.

(k) The execution, delivery, and performance of this Agreement, the Indenture, the Notes and the Guarantees and consummation of the transactions contemplated by this Agreement or the prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act (the “Prospectus Supplement”), including the issuance of the Notes and the Guarantees and the use of proceeds therefrom in the manner set forth under the caption “Use of Proceeds” in the Prospectus, do not and will not (i) except as set forth in clause (iii) of the second sentence hereof, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect. No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement or the Prospectus Supplement, including the issuance, sale and delivery of the Notes and the Guarantees to be issued, sold and delivered hereunder, except (i) the registration under the Securities Act of the Notes and the Guarantees, which has become effective, (ii) approvals (including “shelf” approvals) by or from the applicable gaming authorities in the States of Indiana, Louisiana, Nevada and Mississippi, which have been obtained, (iii) the written consent from Bank of America, N.A., as the administrative agent (the “Administrative Agent”) under the Bank Credit

Facility, that the terms of the Notes (other than pricing) are not more favorable to the holders thereof than those contained in the “Existing Subordinated Obligations” (as such term is defined in the Bank Credit Facility) as in effect on May 12, 2003 in any manner which is detrimental to the Administrative Agent or the lenders under the Bank Credit Facility (the “Bank Consent”) and (iv) such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Notes and the Guarantees by the Underwriters, each of which has been obtained and is in full force and effect.

(l) Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory or other legal or governmental proceeding or other litigation pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the best of the Company’s knowledge, no such proceeding or litigation is threatened or contemplated; and the defense of all such proceedings and litigation against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(m) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries and the other entities for which financial statements are included or incorporated by reference in the Registration Statement and the Prospectus; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein. The other financial and statistical information of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

(n) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

(o) The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable and good faith basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma and as adjusted financial information give appropriate effect to those assumptions; and such pro forma and as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(p) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(q) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Company’s common stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of the Company’s common stock are listed on the NYSE (as defined in Section 11(b) below) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or de-listing the common stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(r) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, nor will any of them take, to the Company’s knowledge, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(t) The Company has not prior to the date hereof made any offer or sale of any securities which could be properly “integrated” with the offer and sale of the Notes pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any Relevant Security or debt securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and Prospectus.

(u) Except as disclosed in the Registration Statement and the Prospectus, no holder of any common stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, common stock or any other such security (any “Relevant Security”) or debt security has any rights to require registration of any Relevant Security or debt security as part or on account of, or otherwise in connection with, the offer and sale of the Notes contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(v) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(w) Based on the knowledge of the chief executive officer and chief financial officer of the Company, (i) the Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 and June 30, 2003 (each a “Report”, and together, the “Reports”), fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date of filing with the Commission.

(x) None of the Company, any Guarantor or any of its affiliates does business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92 128, Laws of Florida).

(y) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in, or incorporated in, the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at the Closing Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) The Company and each of the Guarantors is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(aa) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

(bb) No relationship, direct or indirect, exists between or among any of the Company, a Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, a Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, a Subsidiary or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company, a Subsidiary or any affiliate of the Company or any of their respective family members which are required to be disclosed in the Registration Statement and the Prospectus and which are not disclosed therein.

(cc) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments for sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any wholly owned subsidiary thereof or with respect to any capital stock or other ownership interest that the Company or any of its Subsidiaries owns in a less than wholly owned subsidiary, except (i) as otherwise disclosed in the Prospectus, (ii) such as are not material to the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (iii) liens arising in connection with the Bank Credit Facility.

(dd) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Rules and Regulations under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its Subsidiaries, (ii) evaluated the effectiveness of the of the Company’s disclosure controls and procedures as of a the end of the period (the “Evaluation Date”) covered by such Report, and (iii) presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date. The chief executive officer and chief financial officer of the Company have disclosed, based upon their evaluation as of the Evaluation Date, to the Company’s auditors and the Audit Committee of the Company’s Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls. The chief executive officer and chief financial officer have indicated in each Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the Evaluation Date, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) Neither the Company nor any of its Subsidiaries intends, or intends to permit any of its respective Subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the

Company or any of its Subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each Subsidiary.

(ff) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company (or any Subsidiary) and any person that would give rise to a valid claim against the Company, any Subsidiary or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company’s or any Subsidiary’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any Subsidiary or any of their respective officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(gg) The Company and the Subsidiaries have good and marketable title to all real property and to all personal property described in the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Registration Statement and the Prospectus, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries or (iv) such as are not (individually or in the aggregate) reasonably likely to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries or (ii) are not (individually or in the aggregate)reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, except as would not reasonably likely to have a Material Adverse Effect.

(hh) The Company and each Subsidiary own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) described in the Prospectus as necessary for the conduct of their respective businesses as currently being conducted.

(ii) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is reasonably customary for companies engaged in similar businesses in similar industries.

(jj) Each of the Company and the Subsidiaries has accurately prepared in all material respects and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, that are shown on such returns, except, in each case, (i) those taxes that are not reasonably likely to have a Material Adverse Effect or (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments or other charges are adequately reserved for. Except as so described in the Prospectus, no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, except that would not reasonably be likely to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2002, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien (other than the lien for taxes not yet due and liens for taxes being contested in good faith), whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(kk) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(ll) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(mm) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s or any Subsidiary’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(oo) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

(pp) Any certificate required hereunder signed by or on behalf of the Company or any Guarantor and delivered to Bear Stearns or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters covered thereby (and is subject to the limitations therein, if any).

(qq) No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Prospectus.

(rr) Immediately after each of the Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Guarantor, (ii) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(ss) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

2. Purchase, Sale and Delivery of the Notes.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 96.369% of the amount set forth opposite the name of such Underwriter on Schedule I hereto, the aggregate principal amount of the Notes set forth opposite the respective names of the Underwriter on Schedule I hereto together with any additional aggregate principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b) Payment of the purchase price for, and delivery of certificates representing, the Notes shall be made at the office of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 10:00 A.M., New York City time, on Thursday, September 25, 2003 (unless postponed in accordance with the provisions of Section 9 hereof) following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Bear Stearns and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

(c) Payment of the purchase price for the Notes shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Notes to Bear Stearns through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Notes shall be registered in such name or names and shall be in such denominations as Bear Stearns may request at least two business days before the Closing Date. The Company will permit Bear Stearns to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

3. Offering. Upon authorization of the release of the Notes by Bear Stearns, the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company and the Guarantors covenants and agrees with the Underwriters that:

(a) If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to Bear Stearns of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

(b) Prior to and through the completion of the distribution of the Notes, the Company will notify you promptly (and, if requested by Bear Stearns, will confirm such notice in writing) (i) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (ii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will, prior to and through the completion of the distribution of the Notes, make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. Prior to and through the completion of the distribution of the Notes, the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which Bear Stearns shall reasonably object in writing after being timely furnished in advance a copy thereof. The Company will provide Bear Stearns with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit Bear Stearns a reasonable opportunity to review and comment thereon.

(c) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Notes, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the reasonable judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time prior to the consummation of the Offering to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 5(a) hereof, an appropriate amendment or supplement (in form and substance reasonably satisfactory to Bear Stearns) which will correct such statement or omission or which will effect such compliance and will use its reasonable efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(d) The Company will promptly deliver to each of you and Latham & Watkins LLP (the “Underwriter’s Counsel”) a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(e) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(f) The Company will use its reasonable efforts, in cooperation with Bear Stearns, at or prior to the time of effectiveness of the Registration Statement, to qualify the Notes for offering and sale under the securities laws relating to the offering or sale of the Notes of such jurisdictions, domestic or foreign, as Bear Stearns may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h) During the period of 90 days from the date hereof, without the prior written consent of Bear Stearns, which consent shall not be unreasonably withheld, the Company will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any debt securities of the Company or any Subsidiary with terms substantially similar (including having equal rank) to the Notes (other than the Notes); provided, however, nothing contained in this Section 4(h) shall obligate the Company to retain Bear Stearns as its underwriter.

(i) So long as any Notes are outstanding and so long as the Indenture so requires, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (unless filed on the EDGAR System) (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-privileged information concerning the business and financial condition of the Company as you may from time to time reasonably request for purposes not adverse to the interests of the Company (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, that the Company may require you to furnish a reasonable confidentiality agreement regarding any confidential non-public information prior to your receipt thereof.

(j) The Company will apply the net proceeds from the sale of the Notes as set forth under the caption “Use of Proceeds” in the Prospectus.

(k) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby (including any extensions permitted by the Rules and Regulations thereunder).

(l) The Company will use its reasonable efforts in cooperation with the Underwriters to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(m) The Company will take all reasonable action necessary to enable Standard & Poor’s Corporation (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to reaffirm their respective credit ratings on the Company’s outstanding senior subordinated debt, including for this purpose, the issuance of the Notes.

(n) Up to and through the Closing Date, the Company has not and will not (and has not permitted its affiliates to, and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Notes and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

(o) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company and the Guarantors prior to the Closing Date to satisfy all conditions precedent to the delivery of the Notes.

5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Securities Act and the Offering; (iii) the cost of producing any blue sky survey in connection with the Offering; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities or blue sky laws as provided in Section 4(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Notes; (vi) all expenses in connection with the approval of the notes by DTC for “book-entry” transfer; (vii) all expenses in connection with the rating of the Notes; and (viii) the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes. The Company also will pay or cause to be paid: (x) the cost of preparing certificates representing the Notes; (y) the cost and charges of any transfer agent or registrar for the Notes; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section 5, and in Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel (other than as set forth above), their “road-show” expenses (other than the costs and expenses incurred for the use of chartered planes during the road-show, which costs and expenses shall be paid for by the Company), their advertising expenses related to the Offering and transfer taxes payable upon resale of any of the Notes by them. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 (other than Section 6(h)) or 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of-pocket expenses of the Underwriters (including but not limited to reasonable fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a) All necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by Bear Stearns; the Registration Statement shall have become, and shall remain, effective on the date of this Agreement and through the Closing Date, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Notes and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date you shall have received the favorable written opinion of Irell & Manella LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex I.

(c) At the Closing Date you shall have received the favorable written opinion of Schreck Brignone, Nevada counsel for the Company, dated the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex II.

(d) At the Closing Date you shall have received the favorable written opinion of Watkins Ludlam Winter & Stennis, P.A., Mississippi counsel for the Company, dated the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex III.

(e) At the Closing Date you shall have received the favorable written opinion of Baker & Daniels, Indiana counsel for the Company, dated the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex IV.

(f) At the Closing Date you shall have received the favorable written opinion of Adams & Reese LLP, Louisiana counsel for the Company, dated the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex V.

(g) At the Closing Date you shall have received the favorable written opinion of Briol & Associates, PLLC, Minnesota counsel for the Company, dated the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex VI.

(h) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to Bear Stearns and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement and the Prospectus and such other related matters as Bear Stearns may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company and the Guarantors set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company and the Guarantors to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) since the date of the latest audited financial statements included in the Prospectus, the Company and the Subsidiaries, taken as a whole, have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole; or (z) the Offering, the consummation of any of the other transactions contemplated by this Agreement or the consummation of any material transaction contemplated by the Registration Statement and the Prospectus and (vii) as of the Closing Date, the Registration Statement and Prospectus do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel.

(k) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Deloitte & Touche LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel, stating that nothing caused them to believe that the audited pro forma information of the Company included in the Registration Statement does not comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Act or that the pro forma adjustments have not been applied properly to the historical amounts in the compilation of such statements.

(l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the reasonable judgment of Bear Stearns, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(m) On or prior to the Closing Date, The Depository Trust Company shall have accepted the Notes for clearance.

(n) On or prior to the Closing Date, you shall have received the Bank Consent from the Administrative Agent under the Bank Credit Facility.

(o) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(p) At the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to Bear Stearns and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by Bear Stearns at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7. Indemnification.

(a) Each of the Company and the Guarantors, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, but not limited, to other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including, but not limited, to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense, in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the respective Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Notes to be purchased by each of the Underwriters hereunder and not joint.

9. Default by an Underwriter.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Notes hereunder, and if the Notes with respect to which such default relates (the “Default Notes”) do not (after giving effect to arrangements, if any, made by Bear Stearns pursuant to subsection (b) below) exceed in the aggregate 10% of the aggregate principal amount of the Notes, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Notes that bears the same proportion of the aggregate principal amount of Default Notes then being purchased as the aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of the non-defaulting Underwriters.

(b) In the event that the aggregate principal amount of the Default Notes exceeds 10% of the aggregate principal amount of the Notes, Bear Stearns may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Notes on the terms contained herein. In the event that within five calendar days after such a default Bear Stearns does not arrange for the purchase of the Default Notes as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company and the Guarantors with respect thereto (except in each case as provided in Sections 5, 7, 8, 10 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Notes are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Bear Stearns or the Company shall have the right to postpone the Closing Date for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Notes.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company and the Guarantors contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 12 through 17, inclusive, shall be in full force and effect at all times after the execution hereof.

(b) Bear Stearns shall have the right to terminate this Agreement at any time prior to the Closing Date, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Bear Stearns will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on The New York Stock Exchange (“the NYSE”) or The NASDAQ National Market (the “NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in the judgment of Bear Stearns, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 6(h) or Section 9(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by Bear Stearns, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue,

New York, New York 10179, Attention: High Yield and Loan Capital Markets, with a copy to Underwriter’s Counsel at Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California, Attention: Pamela B. Kelly, Esq.;

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company (Attention: John A. Godfrey, Esq.) and its counsel (Attention: Alvin G. Segel, Esq.) at the addresses set forth in the Registration Statement,;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Guarantors, and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

14. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.The Company and each of the Guarantors irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY AND EACH GUARANTOR (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

PINNACLE ENTERTAINMENT, INC.

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chairman and Chief Executive Officer

BELTERRA RESORT INDIANA, LLC

By: Pinnacle Entertainment, Inc., its Sole Member and Managing Member

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chairman and Chief Executive Officer

BILOXI CASINO CORP.

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

BOOMTOWN, INC.

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

CASINO MAGIC CORP

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

CASINO ONE CORPORATION

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

CRYSTAL PARK HOTEL & CASINO DEVELOPMENT COMPANY, LLC

By: HP/Compton, Inc., its Sole Member and Manager

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

HP/COMPTON, INC.

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By: Louisiana Gaming Enterprises, Inc., its General Partner

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Financial Officer

LOUISIANA GAMING ENTERPRISES, INC.

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

PNK (BOSSIER CITY), INC.

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chief Executive Officer

PNK (LAKE CHARLES), L.L.C.

By: Pinnacle Entertainment, Inc., its Sole Member and Manager

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chairman and Chief Executive Officer

PNK (RENO), LLC (F/K/A BOOMTOWN HOTEL & CASINO, INC.)

By: Pinnacle Entertainment, Inc., its Sole Member

By:	/s/ DANIEL R. LEE
Name:	Daniel R. Lee
Title:	Chairman and Chief Executive Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC. As representative of the Several Underwriters named in Schedule I attached hereto

By:	/s/ LARRY ALLETO
Name:	Larry Alleto
Title:	Senior Managing Director

SCHEDULE I

UNDERWRITERS

Name of Underwriter	Aggregate Principal Amount of Notes to be Purchased	Aggregate Purchase Price
Bear, Stearns & Co. Inc.	$54,000,000	$52,039,260.00
Banc of America Securities LLC	$31,050,000	$29,922,574.50
Lehman Brothers Inc.	$31,050,000	$29,922,574.50
SG Cowen Securities Corporation	$13,500,000	$13,009,815.00
CIBC World Markets Corp.	$2,700,000	$2,601,963.00
UBS Securities LLC	$2,700,000	$2,601,963.00
Total	$135,000,000	$130,098,150.00

SCHEDULE II

Guarantors

Belterra Resort Indiana, LLC

Biloxi Casino Corp.

Boomtown, Inc.

Casino Magic Corp.

Casino One Corporation

Crystal Park Hotel and Casino Development Company, LLC

HP/Compton, Inc.

Louisiana Gaming Enterprises, Inc.

Louisiana – I Gaming

PNK (Reno), LLC

PNK (LAKE CHARLES), L.L.C.

PNK (Bossier City), Inc. (f/k/a Casino Magic of Louisiana Corp.)

EXHIBIT A

Subsidiaries

Belterra Resort Indiana, LLC

Biloxi Casino Corp.

Boomtown, Inc.

Casino Magic Buenos Aires, SA

Casino Magic Corp.

Casino Magic Europe, BV Netherlands

Casino Magic Helles, SA (Greece)

Casino Magic Neuquen SA

Casino Magic Support Services SA

Casino One Corporation

Casino Parking, Inc.

Crystal Park Hotel and Casino Development Company, LLC

HP/Compton, Inc.

Louisiana Gaming Enterprises, Inc.

Louisiana – I Gaming, a Louisiana Partnership in Commendam

Ogle Haus, LLC

PNK (LAKE CHARLES), L.L.C.

PNK (Reno), LLC (f/k/a Boomtown Hotel & Casino, Inc.)

Realty Investment Group, Inc.

St. Louis Casino Corp.

PNK (Bossier City), Inc. (f/k/a Casino Magic of Louisiana Corp.)

PNK Development 1, Inc.

PNK Development 2, Inc.

PNK Development 3, Inc.

SR Food & Beverage Company